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                                                                     EXHIBIT 3.4

                                     BY-LAWS

                                       Of

                             AFFINITY MINING COMPANY

                             -----------------------

                                    ARTICLE I

                             MEETING OF STOCKHOLDERS

         SECTION 1. Annual Meeting. The annual meeting of stockholders shall be held on the second Wednesday of April in each year, beginning in the year 1971 (or, if that be a legal holiday, on the next succeeding business day) at three o'clock in the afternoon or at such other hour as may from time to time be designated by the Board of Directors and specified in the notice of the meeting.

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4.

                  SECTION 2. Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called by the President or by order of the Board of Directors, and it shall be the duty of the Secretary to call such a meeting upon a request in, writing therefor stating the purpose or purposes thereof, delivered to the Secretary, signed by the holders of record of not leas than one-tenth of the outstanding capital stock of the corporation.

                  SECTION 3. Place of Meeting. Meetings of the stockholders may be held at its principal office in Beckley, West Virginia, or elsewhere within the State of West Virginia, or may be held outside the State of West Virginia at such place or places as the Board of Directors may from time to time determine.

                  SECTION 4. Notice of Stockholders' Meeting. Notice of the annual and of any special meeting of stockholders shall be given to each stockholder of record at least ten and not more than forty days before the meeting by personally delivering to such stockholder or by depositing in the United States mails, addressed to the address last left by such stockholder with the Transfer Agent, or in the absence of a Transfer Agent, the Registrar, or in the absence of a Transfer Agent and a Registrar, the Secretary of the corporation, a written or printed notice, signed by the President or a Vice President or the Secretary or an Assistant Secretary, stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, and any such notice shall be deemed given when personally delivered or deposited postage prepaid in the United States mail. Any stockholder, or his attorney thereunto authorized, may waive notice of any meeting either before, at or after the meeting.

                  SECTION 5. Quorum. At all meetings of stockholders the holders of record of a majority of the issued and outstanding capital stock of the corporation, present in person or by proxy, shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority in interest of those present or represented may adjourn the meeting by resolution to a date fixed therein, and no further notice thereof shall be required. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

                  SECTION 6. Voting. At each meeting of the stockholders every stockholder holding one or more shares of the capital stock of the corporation shall be entitled to one vote for each such share registered in his name on the books of the corporation at the time of the closing of the transfer books of the corporation for such meeting or on the record date therefor, as the case may be, except that, in the case of an election

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                                                                              5.

         of directors, each stockholder shall be entitled to as many votes as shall equal the number of votes which (except for this cumulative voting provision) such stockholder would be entitled to cast for the election of directors with respect to his shares of stock, multiplied by the number of directors to be elected, and such stockholder may cast all of such votes for a single director or may distribute them among the number to be voted for, or any two or more of them, as he may see fit. Except for the election of directors, all resolutions shall be adopted by a majority of votes properly cast at the meeting; at elections of directors, those nominees up to the number to be elected, receiving the largest number of votes shall be deemed elected. All elections for directors shall be by ballot, but this requirement shall be deemed to have been waived if at the meeting no stockholder shall demand a ballot vote.

                  SECTION 7. Proxies. Every stockholder entitled to vote at any meeting of stockholders may vote by proxy. Every proxy must be executed in writing by the stockholder or by his duly authorized attorney. No proxy shall be voted after the expiration of three years from the date of its execution unless the stockholder executing it shall have specified a longer duration, and then only within the period specified. Every proxy shall be revocable at the pleasure of the person executing it or of his personal representatives or assigns except as otherwise provided by law.

                  SECTION 8. Inspectors of Election. Two inspectors of election, who shall act as such at elections of directors, shall be elected by and shall serve at the pleasure of the Board of Directors. If one or both of such inspectors fails to appear at any meeting for the election of directors, the Chairman of the meeting may appoint a substitute or substitutes to act at such meeting in place of such absent inspector or inspectors. Each inspector shall be entitled to a reasonable compensation for his services, to be paid by the corporation. The inspectors, before entering upon the discharge of their duties, shall be sworn faithfully to execute the duties of inspectors at such meeting with strict impartiality and according to the best of their ability, and the oath so taken shall be subscribed by them.

                                   ARTICLE II

                               BOARD OF DIRECTORS

                  SECTION 1. General Powers. The property, affairs and business of the corporation shall be managed by the Board of Directors.

                  SECTION 2. Number. The number of directors shall be not less than one (1) nor more than eleven (11), as may be determined from time to time by the Board of Directors.

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6.

                  SECTION 3. Term of Office and Qualification. Directors need not be stockholders and shall be elected to serve until the next annual election of directors and until their successors are elected and shall have qualified.

                  SECTION 4. Chairman of the Board. The Board of Directors may elect a Chairman of the Board from among its members to serve at its pleasure, who shall preside at all meetings of the Board of Directors and shall have such other duties as from time to time may be assigned to him by the Board of Directors or by the Executive Committee.

                  SECTION 5. Vacancies. Vacancies in the Board of Directors because of death, resignation, disqualification, physical or mental incapacity to act, an increase in the number of members of the Board of Directors, or resulting from any other cause whatsoever, shall be filled for the unexpired portion of the term by a majority vote of the remaining directors, although less than a quorum, given at a regular meeting, or at a special meeting called for the purpose.

                  SECTION 6. Place of Meeting. The Board of Directors shall hold its meetings at such places within or without the State of West Virginia as it may decide.

                  SECTION 7. Regular Meetings: Notice. The Board of Directors by resolution may establish regular periodic meetings and notice of such meetings need not be given.

                  SECTION 8. Special Meetings. Special meetings of the Board of Directors shall be called by the Secretary or an Assistant Secretary whenever ordered by the Board of Directors or requested in writing by the President or any two other directors. Such meetings shall be held at the principal office of the corporation unless the Board of Directors, by its order calling a special meeting, shall fix a different place for such meeting. Notice of each special meeting shall be mailed to each director, addressed to his residence or usual place of business, at least four days before the day on which the meeting is to be held, or shall be sent to such address by telegraph, or be given personally or by telephone, not later than two days before the day on which the meeting is to be held. Notice of any meeting may be waived in writing by any director before, at or after the meeting.

                  SECTION 9. Quorum and Manner of Acting. A majority of the members of the Board of Directors then in office shall constitute a quorum for the transaction of any business at any meeting of the Board of Directors and, except as herein otherwise provided, the act of a majority of those present at the meeting at which

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                                                                              7.

         a quorum is present shall be the act of the Board of Directors. In the absence of a quorum of the Board of Directors a majority of the members present may adjourn the meeting from time to time until a quorum be had, and no notice of any such adjournment need be given.

                  SECTION 10. Fees. The Board of Directors may from time to time prescribe reasonable fees for attendance by members of the Board of Directors and members of the Executive Committee and other committees, and for reimbursement for travel and other expenses incidental to such attendance.

                                   ARTICLE III

                         EXECUTIVE AND OTHER COMMITTEES

                  SECTION 1. How Constituted and the Powers Thereof. The Board of Directors by the vote of a majority of the entire Board, may designate three or more directors to constitute an Executive Committee, who shall serve during the pleasure of the Board of Directors. Except as otherwise provided by law, by these by-laws or by resolution adopted by a majority of the whole Board of Directors, the Executive Committee shall possess and may exercise during the intervals between the meetings of the directors, all of the powers of the Board of Directors in the management of the business, affairs and property of the corporation, including the power to cause the seal of the corporation to be affixed to all papers that may require it.

                  SECTION 2. Organization, etc. The Executive Committee shall choose its own Chairman and its Secretary and may adopt rules for its procedure. The Committee shall keep a record of its acts and proceedings and report the same from time to time to the Board of Directors.

                  SECTION 3. Meetings. Meetings of the Executive Committee may be called by the Chairman of the Committee, and shall be called by him at the request of any member of the Committee, or by any member if there shall be no Chairman. Notice of each meeting of the Committee shall be sent to each member of the Committee by mail at least two days before the meeting is to be held, or given personally or by telegraph or telephone at least one day before the day on which the meeting is to be held. Notice of any meeting may be waived before, at or after the meeting.

                  SECTION 4. Quorum and Manner of Acting. A majority of the Executive Committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at the meeting at which a quorum is present shall be the act of the Executive Committee.

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8.

                  SECTION 5. Removal. Any member of the Executive Committee may be removed, with or without cause, at any time, by the Board of Directors.

                  SECTION 6. Vacancies. Any vacancy in the Executive Committee shall be filled by the Board of Directors.

                  SECTION 7. Other Committees. The Board of Directors or the Executive Committee may by resolution provide for such other standing or special committees as it deems desirable, and discontinue the same at pleasure. Each committee shall have such powers and perform such duties, not inconsistent with law, as may be assigned to it by the Board of Directors or by the Executive Committee.

                                   ARTICLE IV

                              OFFICES AND OFFICERS

                  SECTION 1. Officers--Number. The officers of the corporation shall be the Chairman, the President, one or more Vice-Presidents as the Board of Directors or Executive Committee may determine, a Treasurer and a Secretary. The Board of Directors or Executive Committee may from time to time appoint one or more Assistant Secretaries and Assistant Treasurers. The same person may hold any two or more offices except those of President and Vice-President. No officer except the President need be a member of the Board of Directors.

                  SECTION 2. Salaries. The Board of Directors or Executive Committee may from time to time fix the salary of the President, as well as the salaries of other officers of the corporation.

                  SECTION 3. Election, Term of Office and Qualification. All officers of the corporation shall be elected annually (unless otherwise specified at the time of election) by the Board of Directors or Executive Committee and each officer shall hold office until his successor shall have been duly chosen and shall have qualified, or until he shall resign or shall have been removed in the manner hereinafter provided.

                  SECTION 4. Vacancies. If any vacancy shall occur in any office of the corporation, such vacancy shall be filled by the Board of Directors or by the Executive Committee.

                  SECTION 5. Other Officers, Agents and Employees. The Board of Directors or the Executive Committee may from time to time appoint such other officers, agents and employees of the corporation as may be deemed proper, and may authorize any officer to appoint and remove agents and employees. The Board of Directors

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                                                                              9.

         or the Executive Committee or the President may from time to time prescribe the powers and duties of such officers, agents and employees of the corporation in the management of its property, affairs and business.

                  SECTION 6. Removal. Any officer of the corporation may be removed, either with or without cause, by vote of a majority of the Board of Directors or of the Executive Committee, or, in the case of any officer, agent or employee not elected by the Board of Directors or the Executive Committee, by any committee or superior officer upon whom such power of removal may be conferred by the Board of Directors or by the Executive Committee.

                  SECTION 7. Chairman. The Chairman shall preside at all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as shall be delegated to him at any time or from time to time by the Board of Directors.

                  SECTION 8. President. The President shall be the chief executive officer of the corporation and shall have general direction of its business, affairs and property and over its several officers. He shall see that all orders and resolutions of the Board of Directors and of the Executive Committee are carried into effect, and he shall have the power to execute in the name of the corporation all authorized deeds, mortgages, ship mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall have been expressly delegated to some other officer or agent of the corporation; and in general, he shall perform all duties, incident to the office of a president of a corporation, and such other duties as from time to time may be assigned to him by the Board of Directors or by the Executive Committee. He shall be ex officio a member of all committees. He shall from time to time report to the Board of Directors or to the Executive Committee all matters within his knowledge which the interest of the corporation may require to be brought to their notice.

                  SECTION 9. Vice-Presidents. The Vice-President or Vice-Presidents of the corporation, under the direction of the President, shall have such powers and perform such duties as the Board of Directors or Executive Committee or President may from time to time prescribe, and shall perform such other duties as may be prescribed in these by-laws. In case of the absence or inability of the President to act, then the Vice-Presidents, in the order designated therefor by the Board of Directors or Executive Committee, shall have the powers and discharge the duties of the President.

                  SECTION 10. Treasurer. The Treasurer, under the direction of the President, shall have charge of the funds, securities,

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10.

         receipts and disbursements of the corporation. He shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such banks or trust companies or with such other depositories as the Board of Directors or Executive Committee may from time to time designate. He shall supervise and have charge of keeping correct books of account of all the corporation's business and transactions. If required by the Board of Directors, he shall give a bond in such sum as the Board of Directors or Executive Committee may designate, conditioned upon the faithful performance of the duties of his office and the restoration to the corporation, at the expiration of his term of office, or in case of his death, resignation or removal from office, of all books, papers, vouchers, money or other property of whatever kind in his possession belonging to the corporation. He shall also have such other powers and perform such other duties as pertain to his office, or as the Board of Directors or the Executive Committee or the President may from time to time prescribe.

                  SECTION 11. Assistant Treasurers. In the absence of or disability of the Treasurer, the Assistant Treasurers, in the order designated by the Board of Directors or by the Executive Committee, shall perform the duties of the Treasurer, and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the Treasurer. They shall also perform such other duties as from time to time may be assigned to them by the Board of Directors or by the Executive Committee or the President.

                  SECTION 12. Secretary. The Secretary shall attend all meetings of the stockholders of the corporation and of its Board of Directors and shall keep the minutes of all such meetings in a book or books kept by him for that purpose. He shall keep in safe custody the seal of the corporation, and, when authorized by the Board of Directors or the Executive Committee, he shall affix such seal to any instrument requiring it. In the absence of a Transfer Agent or a Registrar, the Secretary shall have charge of the stock certificate books, and the Secretary shall have charge of such other books and papers as the Board of Directors or Executive Committee may direct. He shall also have such other powers and perform such other duties as pertain to his office, or as the Board of Directors or the Executive Committee or the President may from time to time prescribe.

                  SECTION 13. Assistant Secretaries. In the absence or disability of the Secretary, the Assistant Secretaries, in the order designated by the Board of Directors or Executive Committee, shall perform the duties of the Secretary, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary. They shall also perform such other duties as from time to time may be assigned to them by the Board of Directors or Executive Committee or the President.

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                                                                             11.

                                    ARTICLE V

                              CHECKS, DRAFTS, ETC.

                  All checks, drafts or orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents, person or persons, to whom the Board of Directors or Executive Committee shall have delegated the power, but under such conditions and restrictions as in said resolutions may be imposed. The signature of any officer upon any of the foregoing instruments may be a facsimile whenever authorized by the Board of Directors or by the Executive Committee.

                                   ARTICLE VI

                            SHARES AND THEIR TRANSFER

                  SECTION 1. Issue of Certificates of Stock. The Board of Directors or Executive Committee shall provide for the issue and transfer of the certificates of capital stock of the corporation, and prescribe the form of such certificates. Every owner of stock of the corporation shall be entitled to a certificate of stock, which shall be under the seal of the corporation (which seal may be a facsimile, engraved or printed), specifying the number of shares owned by him, and which certificate shall be signed by the President or Vice-President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the corporation. Said signatures may, wherever permitted by law, be facsimile, engraved or printed. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or othewise, before such certificate or certificates shall have been delivered by the corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the corporation.

                  SECTION 2. Transfer Agents and Registrars. The corporation may have one or more Transfer Agents and one or more Registrars of its stock whose respective duties the Board of Directors may, from time to time, prescribe. If the corporation shall have a Transfer Agent, no certificate of stock shall be valid until countersigned by such Transfer Agent, and if the corporation shall have a Registrar, until registered by the Registrar. The duties of the Transfer Agent and Registrar may be combined.

                  SECTION 3. Transfer of Shares. The shares of the corporation shall be transferable only upon its books and by the holders

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12.

         thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock transfer books and ledgers or to such other person as the Directors may designate for such purpose, and new certificates shall thereupon be issued.

                  SECTION 4. Addresses of Stockholders. Every stockholder shall furnish the Transfer Agent, or in the absence of a Transfer Agent, the Registrar, or in the absence of a Transfer Agent and a Registrar, the Secretary, with an address at or to which notices of meetings and all other notices may be served upon or mailed to him, and in default thereof, notices may be addressed to him at the office of the corporation.

                  SECTION 5. Closing of Transfer Books; Record Date. The Board of Directors shall have power to close the stock transfer books of the corporation for a period not exceeding forty (40) days and not less than ten (10) days prior to the date of any meeting of stockholders; provided, however, that in lieu of closing the stock transfer books as aforesaid the Board of Directors may fix a date not exceeding forty
         (40) days and not less than ten (10) days prior to the date of any such meeting as the time as of which stockholders entitled to notice of and to vote at such meeting shall be determined, and all persons who were holders of record of voting stock at such time and no others shall be entitled to notice of and to vote at such meeting.

                  The Board of Directors shall also have power to close the stock transfer books of the corporation for a period not exceeding forty (40) days preceding the date fixed for the payment of any dividend or the making of any distribution or for the delivery of any evidence of right or evidence of interest; provided, however that in lieu of closing the stock transfer books as aforesaid the Board of Directors may fix a date not exceeding forty (40) days preceding the date fixed for the payment of any such dividend or the making of any such distribution or for the delivery of any such evidence of right or interest as a record time for the determination of the stockholders entitled to receive any such dividend, distribution, right or interest, and in such case only stockholders of record at the time so fixed shall be entitled to receive such dividend, distribution, right or interest.

                  SECTION 6. Lost and Destroyed Certificates. The Board of Directors or Executive Committee may direct a new certificate or certificates of stock to be issued in the place of any certificate or certificates theretofore issued and alleged to have been lost or destroyed; but the Board of Directors or Executive Committee when authorizing such issue of a new certificate or certificates, may in its discretion require the owner of the stock represented

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                                                                             13.

         by the certificate so lost or destroyed or his legal representative to furnish proof by affidavit or otherwise to the satisfaction of the Board of Directors or Executive Committee of the ownership of the stock represented by such certificate alleged to have been lost or destroyed and the facts which tend to prove its loss or destruction. The Board of Directors or Executive Committee may also require such person to execute and deliver to the corporation a bond, with or without sureties in such sum as the Board of Directors or Executive Committee may direct, indemnifying the corporation against any claim that may be made against it by reason of the issue of such new certificate. The Board of Directors or Executive Committee, however, may, in its discretion, refuse to issue any such new certificate, except pursuant to court order.

                                   ARTICLE VII

                                      SEAL

                  The corporate seal of the corporation shall be circular in form, shall bear around the circumference the words "AFFINITY MINING COMPANY - WEST VIRGINIA" and in the center the words "INCORPORATED - 1970," or words of similar import. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                                  ARTICLE VIII

                                  MISCELLANEOUS

                  SECTION 1. Examination of Books and Records. The Board of Directors or Executive Committee may determine from time to time whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the corporation, except as provided by the statutes of the State of West Virginia, or authorized by the Board of Directors or Executive Committee.

                  SECTION 2. Voting of Stock in Other Corporations. Any shares of stock in any other corporation, which may from time to time be held by the corporation, may be represented and voted at any of the stockholders' meetings thereof by the President or a Vice-President of the corporation or by proxy appointed by the President or one of the Vice-Presidents of the corporation. The Board of Directors or Executive Committee, however, may by resolution appoint any other person or persons to vote such shares, in which case such other person or persons shall be entitled to vote such shares upon the production of a certified copy of such resolution.

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14.

                  SECTION 3. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors or the Shareholders.

                                   ARTICLE IX

                                 INDEMNIFICATION

                  Any person made a party to any action, suit or proceeding by reason of the fact that he, his testator or intestate, is or was a director, officer or employee of the corporation or of any corporation which he served as such at the request of the corporation, shall be indemnified by the corporation against the reasonable expenses, including attorney's fees, actually and necessarily incurred by him in connection with the defense of such action, suit, proceeding, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such officer, director or employee is liable for negligence or misconduct in the performance of his duties; provided, however, that if any such amount is paid otherwise than pursuant to court order or action by the stockholders, the corporation shall within eighteen (18) months from the date of such payment mail to its stockholders at the time entitled to vote for the election of directors a statement specifying the person paid, the amount of the payment and the final disposition of the litigation. Except as otherwise provided by law, and in addition to any other right provided by law, every such person shall be entitled, without demand by him upon the corporation, or any action by the corporation, to enforce the right of indemnification or reimbursement hereinabove provided in an action at law against the corporation. The right of indemnification or reimbursement hereinabove provided or under any applicable statutes shall not be deemed exclusive of any other right to which any such person may now or hereafter be otherwise entitled.

                                    ARTICLE X

                                   AMENDMENTS

                  SECTION 1. By Stockholders. These by-laws may be made, amended, altered or repealed, by the affirmative vote of the holders of a majority of the stock of the corporation, or their proxies, who shall be present and entitled to vote at any annual or special meeting of stockholders, provided that notice of the proposed amendment, alteration or repeal shall have been included in the notice of the meeting.

                  SECTION 2. By Directors. The Board of Directors shall have the power, by a vote of a majority of the Directors then in office, at a meeting upon waiver of notice or called pursuant to a notice in which any such proposed modification of the

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                                                                             15.

         by-laws is set forth, to make, amend, alter or repeal these by-laws except that the Board of Directors shall have no power to alter, amend, or repeal a by-law adopted by the stockholders subsequent to any original adoption of these by-laws by the stockholders.

                               ******************

                  Thereupon, the Secretary reported that the Articles of Incorporation had been filed in the office of the Secretary of State of the State of West Virginia, and that a certificate had been issued by that officer, which bears date on the 29th day of July, 1970, and which certificate has been duly recorded in the office of the Clerk of the County Court of Raleigh County, West Virginia, in Book No. 490, at page No. 242.

                  Thereupon, the meeting proceeded to the election of ten (10) directors as prescribed by Article II of the by-laws. An election was held and each person entitled to vote announced his vote to the Secretary in accordance with the by-laws of the company, and after the same had been done, it was ascertained and reported by the Secretary that the following named persons had been elected and were thereupon duly declared to be the Directors of this company for the ensuing year and until their successors shall be duly elected and shall qualify, namely:

                                R. S. Bailey

                                H. H. Cobb

                                R. H. Freeman

                                Eli Goldston

                                F. S. Holway

                                William Laird

                                J. N. Philips

                                D. B. Shupe

                                DaCosta Smith, Jr.

                                C. A. Stefl

AFFINITY MINING COMPANY

                               Amendment of Bylaws

         RESOLVED, That Section 1 of Article I of the Bylaws of the Company is repealed in its entirety and the following provision substituted in lieu thereof.

                  "Section 1. The annual meeting of the stockholders, commencing with the year 1988, shall be held in April, at such time as shall be determined by the Board of Directors, for the purpose of electing directors, and for the transaction of such other business as may be brought before the meeting."